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                                   EXHIBIT 21




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                       ANALYSTS INTERNATIONAL CORPORATION



                                   EXHIBIT 21



                           SUBSIDIARIES OF REGISTRANT


                            YEAR ENDED JUNE 30, 1996





                                              State or           Percentage
                                            Jurisdiction          of Voting
                                                 of              Securities
Subsidiaries                               Incorporation            Owned
- -------------                              -------------         ----------

AiC Analysts Limited                           United               100%
                                               Kingdom